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                                   EXHIBIT 4.5


                               Page 17 of 27 pages

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                               ATRION CORPORATION

                    1998 OUTSIDE DIRECTORS STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of February, ________, by and between Atrion Corporation, a Delaware corporation (the "Company"), and ___________, an Outside Director of the Company (the "Optionee"), pursuant to the Atrion Corporation 1998 Outside Directors Stock Option Plan, as it may be amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.


                              W I T N E S S E T H:


         WHEREAS, the Optionee is an Outside Director, as defined in Section
2.13 of the Plan; and

         WHEREAS, in accordance with Article 5 of the Plan the Optionee has been granted the Option described herein.

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Subject to the execution of this Agreement and approval of the Plan by stockholders as set forth in Section 1.3 of the Plan, the Company has granted to the Optionee, in accordance with Section 5.1 of the Plan, an Option (the "Option") to purchase from the Company such number of whole Shares as is set forth on Exhibit A attached hereto from the authorized and unissued Common Stock of the Company, or from the treasury stock of the Company, at and for the Option Price set forth on Exhibit A attached hereto.

         2. The Option shall be exercised by delivery to the Company at its principal office of written notice of the Optionee's intent to exercise the Option with respect to the number of Shares then being purchased, in the form attached hereto as Exhibit B, accompanied by payment in full to the Company of the amount of the Option Price for the number of Shares then being purchased. The Option Price upon exercise of the Option shall be payable to the Company (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price or (c) by a combination of (a) and (b). The Option Price shall be paid directly by the Optionee; however, if the exercise of the Option is in accordance with Section 220.3(e) of Regulation T promulgated by the Board of Governors of the Federal Reserve System (a "cashless exercise"), the Option Price may be paid directly by a registered broker-dealer for the account of the Optionee.

         3. The Option may be exercised and Shares may be purchased by the Optionee as the result of such exercise only during the terms set forth on Exhibit A attached hereto; provided, however,

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that in order for the Option to vest, and thereby become exercisable, on the dates set forth on Exhibit A attached hereto, the Optionee must then be serving as an Outside Director on such dates; and provided, further, that in no event shall the total number of Shares purchased hereunder pursuant to the exercise of the Option exceed the number set forth on Exhibit A attached hereto, as the same may be adjusted in accordance with the Plan, and in no event shall the period for exercising the Option exceed ten (10) years from the date of the grant of the Option. Exercise of the Option is subject to the following additional terms and conditions:

                  (a) In the event the Optionee ceases to be an Outside Director other than as a result of the Optionee's death or Disability, the Option may be exercised, to the extent of the full number of Shares which the Optionee was entitled to purchase on exercise of the Option on the date of cessation, at any time after the date of such cessation and before the earlier of (i) six (6) months and (ii) the expiration date of the Option.

                  (b) In the event the Optionee ceases to be an Outside Director by reason of the Optionee's death or Disability, the Option may be exercised by Optionee or Optionee's legal representative, in the case of Disability, or by Optionee's heir or legatee or the personal representative, administrator or executor of Optionee's estate, in the case of death, to the extent of the full number of Shares the Optionee was entitled to purchase on exercise of the Option on the date of cessation, at any time after such cessation and before the earlier of (i) twelve (12) months and (ii) the expiration date of the Option.

         4. In case of any exercise of the Option, this Agreement, accompanied by a fully executed notice of exercise in the form attached as Exhibit B and by payment of the full purchase price for the Shares then being purchased as provided in Paragraph 2 above, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Optionee (or, in the event of a cashless exercise, to the Optionee's broker-dealer), as soon as reasonably may be done in accordance with the terms of the Plan, a certificate or certificates, representing the Shares so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on Exhibit C attached hereto the fact that the Option has been partially exercised on such date, setting forth the extent of such exercise, and return this Agreement to the Optionee.

         5. The Option is personal to the Optionee and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and is exercisable during the Optionee's lifetime only by the Optionee or the transferee of the Option pursuant to a qualified domestic relations order, except as specifically provided in Paragraph 3(b) above in the case of Optionee's Disability. To the extent the Option is not exercised, the Shares covered hereby shall be considered released to the Company.

         6. The Option is in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect thereto to the same extent and with the same effect as if set forth fully herein.

         7. This Agreement shall terminate no later than ten (10) years from the date of grant of the Option.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. Any validity or

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unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         9. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

         10. This Agreement may be executed in counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

         11. Upon demand by the Company, the Optionee agrees to deliver to the Company at the time of any complete or partial exercise of this Option a written representation that the Shares being acquired upon such exercise are being acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of this Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or any other persons to purchase Shares hereunder.

         12. The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Optionee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant or exercise of the Option. With respect to withholding required upon the exercise of the Option, the Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Optionee, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

         IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as of the day and year first written above.


                                 ATRION CORPORATION



                                 By:
                                    ----------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------


                                  OPTIONEE


                                  -------------------------------------



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                                    EXHIBIT A

                                       TO

                             STOCK OPTION AGREEMENT



Optionee:


Grant Date:


Option Price:



    Shares                       Can Only Be                      Must Be
Subject to Option          Exercised On or After              Exercised Before
-----------------          ---------------------              ----------------





                               Page 21 of 27 pages

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                                    EXHIBIT B

                                       TO

                             STOCK OPTION AGREEMENT

                               NOTICE OF EXERCISE


Atrion Corporation

-----------------------

-----------------------

-----------------------

Pursuant to Paragraph 3 of the Stock Option Agreement dated as of February 1, 1998, the undersigned hereby exercises Option held by the undersigned with respect to _________________ (____) Shares of the Company

Enclosed pleae find the following (Please check appropriate box)

                  A check, made payable to the Company, in the amount of
----              ____________________Dollars ($_____)in payment of the Option
                  Price;

                  A check for ________________________ (______) Shares of the
---- Company, having an aggregate Fair Market Value at the time of exercise equip to ___________________Dollars ($______);

                  The Option Price is to be paid directly by a registerd
----              broker-dealer for the account of the undersigned.


Date:             , 19
     -------------    --        -------------------------

                                -------------------------

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                                    EXHIBIT C

                                       TO

                             STOCK OPTION AGREEMENT




         Pursuant to Paragraph 4 hereof, record partial exercise below:

                                PARTIAL EXERCISE

                                                               Signature of
No. of Shares      Date of               No. of Shares         Endorsing
Exercise           Exercise               Remaining            Officer
--------           --------               ---------            -------



                               Page 23 of 27 pages